Exhibit 5.1

Suite 500 902 Carnegie Center Princeton, NJ 08540-6531 +1 609 955 3200 Main +1 609 955 3259 Fax www.dechert.com

December 23, 2009

Unigene Laboratories, Inc.

81 Fulton Street

Boonton, New Jersey 07005

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Unigene Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time of up to $30,000,000.00 aggregate amount of the following securities of the Company (1) debt securities (“Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named therein (the “Trustee”) (such indenture, as may be amended or supplemented from time to time, the “Indenture”), (2) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (3) warrants of the Company to purchase Debt Securities, Common Stock or Units (as defined below) (“Warrants”), (4) rights of the Company to purchase Debt Securities, Common Stock or Units (“Rights”), and (5) units of the Company to purchase any combination of Debt Securities, Common Stock, Warrants or Rights (“Units”). The Debt Securities, Common Stock, Warrants, Rights and Units are collectively referred to herein as the “Securities.” The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K of the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

James J. Marino, Resident Managing Partner

A Pennsylvania Limited Liability Partnership

US  Austin  Boston  Charlotte  Hartford  New York  Newport Beach  Philadelphia  Princeton  San Francisco  Silicon   Valley  Washington DC  EUROPE  Brussels  London

Luxembourg  Moscow  Munich  Paris  ASIA  Beijing  Hong Kong

Unigene Laboratories, Inc. December 23, 2009 Page 2

(ii)	the Certificate of Incorporation of the Company, dated October 31, 1980, as amended through the date hereof, filed as Exhibit 3.1 to the Registration Statement;

(iii)	the Amended Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement;

(iv)	forms of certificates evidencing the Common Stock and Debt Securities, attached as Exhibits 4.2 and 4.5.2, respectively, to the Registration Statement;

(v)	the form of Indenture governing the Debt Securities, attached as Exhibit 4.5.1 to the Registration Statement;

(vi)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware, dated December 23, 2009; and

(vii)	the resolutions of the board of directors of the Company (the “Board of Directors”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement, certified as of the date hereof by an officer of the Company.

As to the facts upon which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

1.	The Debt Securities, when (a) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon exercise of Rights or Warrants

Unigene Laboratories, Inc. December 23, 2009 Page 3

as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

2.	The Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement, or upon conversion or exchange of Debt Securities or upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine and at a price per share not less than the per share par value of the Common Stock, will be validly issued, fully paid and nonassessable.

3.	The Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable, valid and binding warrant agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.	The Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable and valid and binding subscription agreement, will be validly issued.

5.	The Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of any applicable and valid and binding unit agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

Unigene Laboratories, Inc. December 23, 2009 Page 4

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement: (i) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (x) duly established the terms of the Securities (and in the case of the Units, the Securities that are the components thereof), and (y) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters and any Securities consisting of Common Stock, and any Common Stock for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded; (ii) the resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company; (iii) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the certificate of incorporation of the Company, and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the certificate of incorporation and bylaws of the Company (collectively, the “Charter”), any Indenture, underwriting agreement, warrant agreement, subscription agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Directors, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) upon issuance of any shares of Common Stock, including upon exercise, conversion or exchange of Securities, the total number of shares of Common Stock issued and outstanding shall not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation; (v) the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law; (vi) the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon

Unigene Laboratories, Inc. December 23, 2009 Page 5

payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement, approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party; (vii) each Indenture, warrant agreement, subscription agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than the Company); (viii) the Registration Statement, as amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (ix) an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby; (x) the Securities shall be issued and sold in compliance with all U.S. Federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein; (xi) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, has been duly authorized, executed and delivered by the Company and the other parties thereto; (xii) the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (xiii) each agreement or contract referred to herein but not filed as an exhibit to the Registration Statement as of the date hereof shall be governed by the laws of the State of New York; and (xiv) in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Any opinion set forth herein as to enforceability of obligations of the Company is subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) provisions of law that may require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (iii) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

Unigene Laboratories, Inc. December 23, 2009 Page 6

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Dechert LLP